                             David L. Turney, Chairman, CEO
                             Digital Recorders, Inc.
                             (919) 313-3003
                             davet@digrec.com






In Chicago:
Brien Gately
(847) 296-4200
bgately@tirc.com

FOR IMMEDIATE RELEASE
June 28, 2001

               DIGITAL RECORDERS COMPLETES ACQUISITION OF MOBITEC

RESEARCH TRIANGLE PARK, NC - Digital Recorders, Inc. (DRI), (NASDAQ: TBUS) today announced it has completed acquisition of Mobitec Holding AB of Goteborg, Sweden.

David L. Turney, Chairman and CEO of DRI, stated, "Mobitec is the premier supplier, and in our estimation, holds the largest market share, of Electronic Destination Sign Systems in the Nordic markets. Mobitec is profitable and adds in excess of $11 million annually in revenues to DRI's top line, which is expected to be about $34 million this year, prior to the acquisition. This acquisition, on an annualized basis, is anticipated to move DRI into the $45 million to $50 million revenue range. This is consistent with growth plans and goals DRI management has stated it is pursuing. Mobitec is a well-established company that is highly respected for its products, technology, service, and quality. We believe the synergy among DRI, both the TwinVision and Transit Media subsidiaries, and Mobitec is extraordinary."

"Mobitec, which has a strong management team, serves not only the Nordic markets but also has subsidiaries in Australia and Germany as well as a joint venture in Brazil, expanding DRI's geographical reach and offers significant cross-selling opportunities. We believe these other operations of Mobitec also hold significant market share in their respective markets. The aquisition of Mobitec is part of DRI's stated plans to grow both by internal and external means. We expect the acquisition to be accretive to DRI and a major first-step success in our strategy to grow at an accelerated pace," Turney said.

"The acquisition is within a new corporate framework of DRI-Europa AB, our new subsidiary in Goteborg, Sweden. Mobitec will stand in that framework with Transit Media Gmbh. Together they will serve the European market as well as selected Mid-East and Asian markets," Turney noted.

"Details of the acquisition and its financing are discussed in our recent Proxy filing. The appropriate 8K filings will provide additional financial details. However, in summary, consideration paid approximates $7.4 Million in a combination of DRI Common Stock,

Convertible Subordinated Debentures, a term loan with Svenska Handelsbanken of Goteborg, and seller financing," Turney concluded.

Reiterating what he stated in December when the potential acquisition was first announced, Bengt Bodin, prior Chairman and prior majority owner of Mobitec noted, "I am very pleased to see this relationship with DRI. It meets my vision for Mobitec and is a major step toward our shared goal with DRI of creating one of the stronger global organizations in this field. I intend to stay involved working directly with Dave Turney to further the success in creating this new, larger world-wide business enterprise."

DRI develops technologically advanced digital communications systems for transit and transportation applications as well as digital signal processing equipment for law enforcement applications. Law enforcement market products include MCAP(R) and PCAP(R). The company's transit and transportation systems include TALKING BUS(R), an on-vehicle internal voice messaging and passenger information system, and the TwinVision LeDot(R) Destination Sign System - a proprietary, electronic external destination sign. For more information about DRI visit website: http://www.tirc.com/invest/digital/dr-profile.htm or www.digrec.com

STATEMENTS WHICH ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS IDENTIFIED BY WORDS SUCH AS "EXPECT," "ANTICIPATE," "BELIEVE," "PROJECT," AND "FORECAST", ABOUT THE COMPANY'S CONFIDENCE AND STRATEGIES AND ITS EXPECTATIONS ABOUT NEW AND EXISTING PRODUCTS, TECHNOLOGIES AND OPPORTUNITIES, MARKET AND INDUSTRY SEGMENT GROWTH, DEMAND AND ACCEPTANCE OF NEW AND EXISTING PRODUCTS, EXPECTATIONS OF FUTURE REVENUES OR PROFITABILITY, ARE FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE RISKS INCLUDE, BUT ARE NOT LIMITED TO, PRODUCT DEMAND AND MARKET ACCEPTANCE RISKS; THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING; THE EFFECTS OF ECONOMIC CONDITIONS AND TRADE, LEGAL, SOCIAL AND ECONOMIC RISKS, SUCH AS IMPORT, LICENSING AND TRADE RESTRICTIONS; THE RESULT OF THE COMPANY'S BUSINESS PLAN AND THE IMPACT ON THE COMPANY OF ITS RELATIONSHIP WITH ITS LENDER. THE CONSUMMATION OF THE ACQUISITION OF MOBITEC MAY SUBJECT THE COMPANY TO ADDITIONAL RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, OPERATION IN ADDITIONAL INTERNATIONAL MARKETS, CURRENCY EXCHANGE FLUCTUATIONS, CHANGING POLITICAL AND ECONOMIC CONDITIONS, ADDITIONAL DEBT FINANCING AND CORRESPONDING EXPENSE, AND RISKS ASSOCIATED WITH THE CHANGE IN OWNERSHIP OF MOBITEC AND ASSOCIATED CHANGES, IF ANY, IN RELATIONSHIPS WITH MOBITEC'S CUSTOMERS, SUPPLIERS, EMPLOYEES AND PARTNERS.

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